NATIONWIDE LIFE INSURANCE COMPANY         [THE BEST OF AMERICA(R) ABC ANNUITYSM]
P.O. BOX 182008 COLUMBUS, OH 43218-2008       INDIVIDUAL FLEXIBLE PURCHASE
1-800-848-6331                              PAYMENT VARIABLE DEFERRED ANNUITY
                                      MINIMUM INITIAL PURCHASE PAYMENT OF $5,000



-------------------------- -----------------------------------------------------
CONTRACT TYPE              NON-QUALIFIED




------------------------------ -------------------------------------------------
PURCHASE PAYMENT

ANNUALIZED AMOUNT: $     $5,000 initial annualized minimum purchase payment. A
copy of this application properly signed by the registered representative will constitute receipt of the dollar amount specified. If this application is declined by the Nationwide Life Insurance Company, there will be no liability on the part of Nationwide, and any payments submitted with this application will be refunded.

PAYMENT SUBMITTED VIA: Wire

--------------------------------------- ----------------------------------------
PARTIES TO THE CONTRACT

CONTRACT OWNER

Last Name:                                        First Name:                                         MI:
              ------------------------------                ---------------------------------------     ----------

Address:
              -------------------------------------------------------------------

Date of Birth:                           Sex  M   F     Soc. Sec. No. or Tax ID:
               ---------------------                                               --------------------------------


--------------------------------------------------------------------------------
JOINT OWNER* or CONTINGENT OWNER (Must specify by checking a box.)

Last Name:                                        First Name:                                         MI:
              ---------------------------------             ---------------------------------------     ----------
Address:
              ------------------------------------------------------------------
Date of Birth:                            Sex  M   F     Soc. Sec. No. or Tax ID:
               ---------------------                                                --------------------------------
*Joint Owners limited to spouses except in HI, NY, PA and VT.

--------------------------------------------------------------------------------
ANNUITANT (Age 85 or younger)

Last Name:                                         First Name:                                         MI:
              ----------------------------                ---------------------------------------      ----------

Address:
              ------------------------------------------------------------------
Date of Birth:                             Sex  M   F     Soc. Sec. No. or Tax ID:
               ---------------------                                                   --------------------------------

--------------------------------------------------------------------------------
BENEFICIARIES (Whole Percentage Only: Allocation to all Primary must equal 100%; Allocation to all Contingents must also equal 100%.) -------------

                                                                                Relationship
Primary  Contingent       Print Full Name (Last, First, MI)       Allocation    to Annuitant       Soc. Sec. No.     Date of Birth
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------
                                                                            %
                    --------------------------------------------  ----------    -------------  --------------------  --------------

---------------- ---------------------------------------------------------------
REMARKS





Plan Name (Company) _________________     Company ID________________________


APO-5814    PRODUCT OF NATIONWIDE LIFE INSURANCE CO.  (FLAGN)STANDARD(06/2003)

PURCHASE PAYMENT ALLOCATION     (Whole Percentages Only: Must Equal 100%.)

 ---------------------------------------------- --------------------------------

 THE UNDERLYING INVESTMENT OPTIONS LISTED ON THIS APPLICATION ARE ONLY AVAILABLE IN VARIABLE ANNUITY INSURANCE PRODUCTS ISSUED BY LIFE INSURANCE COMPANIES OR, IN SOME CASES, THROUGH PARTICIPATION IN CERTAIN QUALIFIED PENSION OR RETIREMENT PLANS. THEY ARE NOT OFFERED TO THE GENERAL PUBLIC DIRECTLY.


AIM VARIABLE INSURANCE FUNDS, INC.
          %   AIM V.I. Basic Value Fund: Series I Shares
          %   AIM V.I. Capital Development Fund: Series I Shares

ALLIANCEBERNSTEIN VARIABLE
PRODUCTS SERIES FUND, INC.
          %   Growth & Income
              Portfolio: Class A

AMERICAN CENTURY VARIABLE
PORTFOLIOS, INC.
          %   VP International Fund:
              Class I
          %   VP Ultra Fund: Class I
          %   VP Value Fund: Class I

BARON CAPITAL FUNDS TRUST
         % Baron Capital Asset Fund: Insurance Shares

CALVERT VARIABLE SERIES, INC.
          %   CVS Social Equity Portfolio

DREYFUS
          %   Dreyfus Stock Index Fund, Inc.: Initial  Shares

DREYFUS INVESTMENT PORTFOLIOS
          %   Mid-Cap Stock Portfolio: Initial Shares
          %   Small Cap Stock Index Portfolio: Service Shares

DREYFUS VARIABLE INVESTMENT FUND
          %   Appreciation Portfolio: Initial Shares
          %   International Value Portfolio: Initial Shares

FEDERATED INSURANCE SERIES
          %   Federated Quality Bond Fund II: Primary Shares

FIDELITY VARIABLE INSURANCE PRODUCTS FUND
          %   VIP Equity-Income Portfolio: Service Class
          %   VIP Growth Portfolio: Service Class
          %   VIP Overseas Portfolio: Service Class

FIDELITY VARIABLE INSURANCE PRODUCTS FUND II
          %   VIP II Contrafund (R) Portfolio: Service Class

FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
          %   Templeton Foreign Securities Fund: Class 2

GARTMORE VARIABLE INSURANCE TRUST (GVIT)
          %   Dreyfus GVIT Mid Cap Index Fund: Class I
          %   Federated GVIT High Income Bond Fund: Class I
          %   GVIT Emerging Markets Fund: Class I
          %   GVIT Global Financial Services Fund: Class I
          %   GVIT Global Health Sciences Fund: Class I
          %   GVIT Global Technology and Communications Fund: Class I
          %   GVIT Global Utilities Fund: Class I
          %   GVIT Government Bond Fund: Class I
          %   GVIT Money Market Fund: Class V
          %   GVIT Nationwide(R)Fund: Class I
          %   GVIT Small Cap Growth Fund: Class I
          %   GVIT Small Cap Value Fund: Class I
          %   GVIT Small Company Fund: Class I
          %   Van Kampen GVIT Multi Sector Bond Fund: Class I

GARTMORE GVIT INVESTOR DESTINATIONS
          %   Gartmore GVIT Investor Dest. Conservative Fund
          %   Gartmore GVIT Investor Dest. Moderately Conservative Fund
          %   Gartmore GVIT Investor Dest. Moderate Fund
          %   Gartmore GVIT Investor Dest. Moderately Aggressive Fund
          %   Gartmore GVIT Investor Dest. Aggressive Fund

GOLDMAN SACHS VARIABLE INSURANCE TRUST
          %   VIT Mid Cap Value Fund

JANUS ASPEN SERIES
          %   Balanced Portfolio: Service Shares
          %   Capital Appreciation Portfolio: Service Shares
          %   International Growth Portfolio: Service Shares

NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
          %   AMT Fasciano Portfolio: Class S
          %   AMT Mid-Cap Growth Portfolio: Class I

ONE GROUP(R) INVESTMENT TRUST
          %   Mid Cap Growth Portfolio
          %   Mid Cap Value Portfolio

OPPENHEIMER VARIABLE ACCOUNT FUNDS
          %   Capital Appreciation Fund/VA: Initial Class
          %   Global Securities Fund/VA: Initial Class
          %   Main Street(R) Fund/VA: Initial Class

PIMCO VARIABLE INSURANCE TRUST
          %   VIT Low Duration Bond Portfolio: Administrative Class
          %   VIT Real Return Bond Portfolio: Administrative Class
          %   VIT Total Return Bond Portfolio: Administrative Class

PIONEER VARIABLE CONTRACTS TRUST
          %   High Yield VCT Portfolio: Class I

ROYCE CAPITAL FUND
          %   Micro-Cap Portfolio

T.  ROWE PRICE EQUITY SERIES, INC.
          %  Equity Income Portfolio: Class II
          %  Mid-Cap Growth Portfolio: Class II

VAN KAMPEN
THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
          %   Emerging Markets Debt Portfolio: Class I
          %   U.S. Real Estate Portfolio: Class I








Plan Name (Company)  ______________    Company ID _____________________________

APO-5814

NOTICE TO AZ RESIDENTS ONLY: Upon written request, Nationwide agrees to provide, within a reasonable time, reasonable factual information regarding the benefits and provisions of the annuity Contract to the Contract Owner. To be sure that the Contract Owner is satisfied with this Contract, the Contract Owner has the right to examine the Contract. Within ten days of the day the Contract is received by the Contract Owner, it may be returned to the Home Office of Nationwide or the agent through whom it was purchased. When the Contract is received at the Home Office, Nationwide will void the Contract as though it had never been in force and the Contract Value will be refunded in full. Nationwide reserves the right to allocate any Purchase Payments received during the Right to Examine period to a money market fund. When the Right to Examine period has expired, the Contract Value will be allocated to the underlying fund options specified by the Contract Owner.

NOTICE TO FL, MN, ND, SC, TX, AND VT RESIDENTS ONLY: Annuity payments, death benefits, surrender values, and other Contract values provided by this Contract, when based on the investment experience of a separate account, may increase or decrease in accordance with the fluctuations in the net investment factor and are not guaranteed as to fixed-dollar amount, unless otherwise specified.

Additionally, any benefits, values or payments based on performance of the underlying investment options may vary and are NOT guaranteed by Nationwide Life Insurance Company, any other insurance company, by the U.S. Government, or any State Government. They are NOT federally insured by the FDIC, the Federal Reserve Board or any agency Federal or State.

NOTICE TO AR, CO, KY, LA, ME, NM, OH AND TN RESIDENTS ONLY: Any person who, knowingly and with intent to injure, defraud or deceive any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, fines, imprisonment, or a denial of insurance benefits.

NOTICE TO DC RESIDENTS ONLY: WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

NOTICE TO MN RESIDENTS ONLY: This Contract is not protected by the Minnesota Life and Health Insurance Guaranty Association or the Minnesota Insurance Guaranty Association. In the case of insolvency, payment of claims is not guaranteed. Only the assets of the Insurer will be available to pay your claim.

NOTICE TO FL RESIDENTS ONLY: Any person who knowingly and with intent to injure, defraud, or deceive any Company files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.

NOTICE TO WA RESIDENTS ONLY: Any person who knowingly presents a false or fraudulent claim for payment of a loss or knowingly makes a false statement in an application for insurance may be guilty of a criminal offense under state law.

NOTICE TO OK AND PA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.


--------------------------------------------- ----------------------------------
CONTRACT OWNER SIGNATURES
 Yes   No    Do you have existing life insurance or annuity contracts?

 Yes   No    Will the applied for Contract replace any existing life
             insurance or annuity contracts?

             Please send me a copy of the Statement of Additional Information to the Prospectus.

CONTRACT OWNER'S E-MAIL ADDRESS
                               ------------------------------------------------

STATE IN WHICH APPLICATION WAS SIGNED                        DATE
                                     -----------------------    ----------------
                                               State

THE CONTRACT PAYMENTS OR VALUES UNDER THE VARIABLE ANNUITY PROVISIONS OF THE CONTRACT ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.

I UNDERSTAND THE PURPOSE AND INTENT OF THIS CONTRACT IS TO OFFER BENEFITS TO SINGLE INDIVIDUALS AND THEIR BENEFICIARIES. I HEREBY ACKNOWLEDGE THAT THIS CONTRACT WILL NOT BE USED WITH OTHER CONTRACTS ISSUED BY NATIONWIDE TO COVER A SINGLE LIFE WITHOUT PERMISSION FROM NATIONWIDE, AND THAT I DO NOT REPRESENT A CORPORATE ENTITY OR INSTITUTIONAL INVESTOR. I DO NOT INTEND TO ASSIGN ANY BENEFITS UNDER THIS CONTRACT TO A CORPORATE ENTITY OR INSTITUTIONAL INVESTOR.

To the best of my knowledge and belief, I hereby represent my answers to the above questions to be accurate and complete. I acknowledge that I have received and understand the current prospectus for this variable annuity Contract.

CONTRACT OWNER                              JOINT OWNER
              --------------------------          ------------------------------
                    Signature                                         Signature

-----------------------------------------------------------------------
REGISTERED REPRESENTATIVE INFORMATION
-----------------------------------------------------------------------

 Yes   No      Do you have any reason to believe the Contract applied for is to replace existing annuities or insurance?

REGISTERED REPRESENTATIVE
                         -------------------------------------------------------
                                            Signature
     Florida License Identification #:
           (Florida Agents only)      ------------------------------------------


     NAME
               -----------------------------------------------------------------
                                  (Please Print)


     REGISTERED REPRESENTATIVE SS#
                                    --------------------------------------------


     FIRM NAME                                   PHONE (     )
                    -------------------------         --------------------------

     ADDRESS
                    ------------------------------------------------------------




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Plan Name (Company) _______________    Company ID        ______________________

APO-5814